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                                                         Exhibit 22 to Form 10-K
                                                     Wesco Financial Corporation
                                                                  For year Ended
                                                               December 31, 1993

                         WESCO FINANCIAL CORPORATION


                                 SUBSIDIARIES


                                                Percentage
                                                 Owned by           State of
Name of Subsidiary                              Registrant        Incorporation
- ------------------                              ----------        -------------
MSMLMIC (formerly named Mutual Savings and
  Loan Association)                                 100%            California

Wesco Holdings Midwest, Inc.                        100%            Nebraska
  Precision Steel Warehouse, Inc.                   100%            California
    Precision Steel Warehouse, Inc.,
      Charlotte Service Center                      100%            Delaware
    Precision Brand Products                        100%            Delaware
  Wesco-Financial Insurance Company                 100%            Nebraska

MS Property Company                                 100%            California
  Montecito Sea Meadow Homeowners'
    Association, Inc.                                71.9%          California
  Montecito Sea Meadow Mutual
    Water Company, Inc.                              71.9%          California

New America Electrical Corporation                   79.9%          California

WSC Insurance Agency                                100%            California
